                                                                      Exhibit 21

PROVANT, INC. SUBSIDIARIES

 1.  Provant Services, Inc.*
 2.  Provant Utah, Inc.*
 3.  Provant Project Management, Inc.*
 4.  Hughes Research Corporation*
 5.  Sales Performance International, Inc.*
 6.  Senn-Delaney Leadership Consulting Group, Inc.*
 7.  Solution Selling, Inc.*
 8.  Star Mountain, Inc.**
 9.  FPMI Communications, Inc.***
10.  J. Howard & Associates, Inc.***
11.  Provant Media, Inc.***
12.  Provant Vertical Market Solutions, Inc.***
13.  Star Media, Inc.***
14.  Star Digital, Inc.***
15.  Strategic Interactive, Inc.***
16.  Decker Communications, Inc.+
17.  Novations Group, Inc.+
18.  BT.Novations, Inc.++


LEGEND
*    wholly owned subsidiary of Provant, Inc.
**   wholly owned subsidiary of Provant Utah, Inc.
***  wholly owned subsidiary of Star Mountain, Inc.
+    wholly owned subsidiary of Provant Vertical Market Solutions, Inc.
++   wholly owned subsidiary of Novations Group, Inc.

All of Provant's direct and indirect subsidiaries are Delaware corporations except for FPMI Communications, Inc., an Alabama corporation, Provant Media, Inc., an Iowa corporation, Senn-Delaney Leadership Consulting Group, Inc., a California corporation, and Star Digital, Inc., a Virginia corporation.